EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

     The undersigned, Jay H. Schecter, the Chief Executive Officer and principal executive and financial officer of Corporate Resource Services, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of his knowledge:

     (i) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2010	By:	/s/ Jay H. Schecter
Name: Jay H. Schecter
Title: Chief Executive Officer
(principal executive and financial officer)

The foregoing certification accompanies the Quarterly Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.